SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 30, 2000

             Exact name of registrant as specified in its
             charter, State or other jurisdiction of
             incorporation or organization, Address of
Commission   principal executive offices and Registrant's         IRS Employer
File Number  Telephone Number, including area code            Identification No.
-----------  --------------------------------------------     ------------------

1-12927         NEW CENTURY ENERGIES, INC.                         84-1334327
                (a Delaware Corporation)
                1225 17th Street
                Denver, Colorado  80202
                Telephone (303) 571-7511


1-3789          SOUTHWESTERN PUBLIC SERVICE COMPANY                75-0575400
                (a New Mexico Corporation)
                Tyler at Sixth
                Amarillo, Texas  79101
                Telephone (303) 571-7511

         This combined Form 8-K is separately filed by New Century Energies Inc. ("NCE") and Southwestern Public Service Company ("SPS"). Information contained herein relating to any individual company is filed by such company on its own behalf. Each registrant makes representations only as to itself and makes no other representations whatsoever as to information relating to the other registrant.

Item 5.  OTHER EVENTS

     On May 30, 2000, the Public Utility Commission of Texas ("PUCT") issued a rate order which approved the Stipulation dated April 18, 2000, that was entered into with the staff of the PUCT and other significant parties. The
Stipulation specifically addressed SPS' implementation plans to meet the requirements of the Texas restructuring legislation enacted in June 1999. In summary, the Stipulation provides for the implementation of full retail customer choice by SPS in its Texas service region, including the future divestiture of approximately 64-71% of the generation capacity owned by SPS and its affiliates (for additional discussion, refer to the combined NCE and SPS Form 10-Q for the quarter ended March 31, 2000).

         With the issuance of a final written order by the PUCT addressing the implementation of electric utility restructuring for SPS, management believes that sufficient details of a transition plan to competition now exist allowing for a reasonable determination of the impacts of the deregulation of SPS' generation business. Accordingly, SPS will discontinue the application of Statement of Financial Accounting Standards ("SFAS") No. 71, "Accounting for the Effects of Certain Types of Regulation", for that portion of its business during the second quarter of 2000. SPS will apply the provisions of SFAS No. 101, "Regulated Enterprises - Accounting for the Discontinuation of SFAS 71" and Emerging Issues Task Force Consensus No. 97-4, "Deregulation of the Pricing of Electricity - Issues Related to the Application of FASB Statements No. 71 and 101 for SPS' electric generation business. While the above rate order only addresses Texas operations, SPS plans to pursue a similar strategy to implement the restructuring legislation enacted in New Mexico and believes that all of its generation will ultimately be deregulated. Accordingly, SPS will apply SFAS 101 to all jurisdictions of its generation business. SPS' transmission and distribution business continues to meet the requirements of SFAS 71, as that business remains regulated. Additionally, other regulated utilities within the NCE system are not affected by this change.

         SPS will perform a complete analysis of the impacts of the deregulation of its generation business during the remainder of the second quarter of 2000. Based on the analysis completed to date, it is currently estimated that SPS will be required to write-off certain regulatory assets and other deferred costs totaling approximately $22-27 million. This would result in an after-tax extraordinary charge of approximately $18 to $21 million against earnings of SPS and NCE during the second quarter. The total impacts of deregulation may be affected by the results of future state and Federal regulatory proceedings prior to actual implementation of full competition, estimated to begin on January 1, 2002.

         Additionally, there may be other significant financial implications of implementing electric restructuring in Texas and New Mexico. These implications include, but are not limited to, the refinancing of securities (see discussion below), investments in information technology, establishing an independent operation of the electric transmission systems, implementing the procedures to govern affiliate transactions, the pricing of unbundled energy services and the regulatory recovery of incurred costs related to these issues. SPS is diligently working to satisfy the legislative and regulatory requirements in developing and implementing its transition to competition plans. Based on current estimates, these incurred costs could be as much as $150 million before income taxes and any regulatory recovery.

         SPS will likely legally separate into distinct businesses by January 1, 2001, prior to the divestiture of any generation assets. In order to accomplish this business separation, SPS will be required to address the provisions limiting or otherwise affecting such activities contained in its first mortgage bond indenture. Consequently, SPS intends to continue repurchasing its first mortgage bonds through open market purchases and currently plans to tender for and/or defease its outstanding first mortgage bonds prior to December 31, 2000.

         The resolution of these matters may have a significant financial impact on the financial position, results of operations and cash flows of SPS and NCE.

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



                           FORWARD LOOKING INFORMATION

The above discussions include "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors and prospective investors are cautioned that the forward-looking statements contained herein with respect to the revenues, earnings, capital expenditures, resolution and impact of litigation and regulatory matters, competitive performance, or other prospects for the business of New Century Energies, Inc., and/or Southwestern Public Service Company or their affiliated companies, including any and all underlying assumptions and other  statements  that are other than  statements  of historical  fact,  may be influenced by factors that could cause actual outcomes and results to be materially different than projected. Such factors include, but are not limited to, the effects of weather, future economic conditions, the performance of generating units, fuel prices and availability, regulatory decisions and the effects of changes in state and federal laws, the pace of deregulation of domestic retail natural gas and electricity markets, the timing and extent of change in commodity prices for all forms of energy, capital spending requirements, the evolution of competition, earnings retention and dividend payout policies, changes in accounting standards, the implementation of the stipulation, the consummation of the proposed merger with Northern States Power Company and/or other factors. From time to time, New Century Energies, Inc. and Southwestern Public Service Company may publish or otherwise make available forward-looking statements. All such subsequent forward-looking statements, whether written or oral and whether made by or on behalf of each company, are also expressly qualified by these cautionary statements.


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



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                  NEW CENTURY ENERGIES, INC.


                                                       /s/Richard C. Kelly
                                                  -----------------------------
                                                        Richard C. Kelly
                                                  Executive Vice President and
                                                     Chief Financial Officer






                                             SOUTHWESTERN PUBLIC SERVICE COMPANY


                                                    /s/Richard C. Kelly
                                               -----------------------------
                                                     Richard C. Kelly
                                                Executive Vice President,
                                           Chief Financial Officer and Treasurer



Dated:        June 1, 2000



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